UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)
of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 8, 2017

LEGGETT & PLATT, INCORPORATED
(Exact name of registrant as specified in its charter)

Missouri	001-07845	44-0324630
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

No. 1 Leggett Road, Carthage, MO	64836
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 417-358-8131

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01 Other Events.

Leggett & Platt, Incorporated (the “Company”) is making this filing to update the presentation of certain financial information and related disclosures contained in its Form 10-K for the year ended December 31, 2016 (the “2016 Form 10-K”) to reflect the change, as of January 1, 2017, in the composition of its segments and the recognition of LIFO reserve and related expenses/benefit within the segments to which it relates.

The new segment structure is largely the same as prior years except the Home Furniture Group moved from Residential Products to Furniture Products (formerly Commercial Products) and the Machinery Group moved from Specialized Products to Residential Products. We have four operating segments that supply a wide range of products:

•
Residential Products: This segment supplies a variety of components and machinery used by bedding manufacturers in the production and assembly of their finished products. We also produce or distribute carpet cushion, fabric, and geo components.

•
Industrial Products: These operations primarily supply steel rod and drawn steel wire to our other operations and to external customers. Our customers use this wire to make mechanical springs, and many other end products.

•
Furniture Products: Operations in this segment supply a wide range of components for residential and work furniture manufacturers, as well as select lines of private-label finished furniture, adjustable bed bases, fashion beds, and bed frames.

•
Specialized Products: From this segment we supply lumbar support systems, seat suspension systems, motors and actuators, and control cables used by automotive manufacturers. We also produce and distribute tubing and tube assemblies for the aerospace industry.

In addition, the changes in LIFO reserve are now recognized within the segments to which they relate (primarily Industrial Products). Previously segment EBIT (Earnings Before Interest and Taxes) reflected the FIFO basis of accounting for certain inventories and an adjustment to the LIFO basis for these inventories was made at the consolidated financial statement level. These changes were retrospectively applied to all periods presented. The methods and assumptions that we use in estimating our LIFO reserve did not change.

The exhibits to this Form 8-K supersede the following items in the 2016 Form 10-K to reflect, retrospectively, the changes resulting from the items discussed above for all periods presented:

•	Item 1. Revised Description of Business
•	Item 2. Revised Properties
•	Item 7. Revised Management’s Discussion and Analysis of Financial Condition and Results of Operations
•
Item 15. Revised Financial Statements and Financial Statement Schedules (including but not limited to revisions to Note A – Summary of Significant Accounting Policies; Note B – Discontinued Operations, Assets Held for Sale, and Other Divestitures; Note C – Impairment Charges; Note D – Goodwill and Other Intangible Assets; Note E – Segment Information; and Note Q – Acquisitions.

The information related to the effects of the change in composition of reportable segments and change in LIFO reserve now being recognized within the segments to which they relate contained in this Form 8-K supersedes what was in the 2016 Form 10-K. All other information, including unrelated forward looking statements, in the 2016 Form 10-K remains unchanged and has not been otherwise updated for events occurring after the filing of the 2016 Form 10-K. These forward looking statements include, but are not limited to: expected levels of cash from operations and expected levels of capital expenditures. For developments since the filing of the 2016 Form 10-K, please refer to the Company’s Form 10-Q for the quarterly periods ended March 31, June 30 and September 30, 2017, as well as other filings the Company files with the SEC. The information in this Current Report on Form 8-K should be read in conjunction with the 2016 Form 10-K and such subsequent filings.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

EXHIBIT INDEX

Exhibit No.	Description
23.1*	Consent of PricewaterhouseCoopers LLP
99.1*	Part I, Item 1. Revised Description of Business
99.2*	Part I, Item 2. Revised Properties
99.3*	Part II, Item 7. Revised Management’s Discussion and Analysis of Financial Condition and Results of Operations
99.4*	Part IV, Item 15. Financial Statements and Financial Statement Schedules, retrospectively revised for segment and LIFO changes for the fiscal years ended December 31, 2016, 2015, and 2014
101.INS**	XBRL Instance Document.
101.SCH**	XBRL Taxonomy Extension Schema.
101.CAL**	XBRL Taxonomy Extension Calculation Linkbase.
101.DEF**	XBRL Taxonomy Extension Definition Linkbase.
101.LAB**	XBRL Taxonomy Extension Label Linkbase.
101.PRE**	XBRL Taxonomy Extension Presentation Linkbase.
___________________________
*    Denotes filed herewith.
**  Filed as Exhibit 101 to this report are the following formatted in XBRL (eXtensible Business Reporting Language): (i) Consolidated Statements of Operations for each year in the three year period ended December 31, 2016; (ii) Consolidated Statements of Comprehensive Income (Loss) for each year in the three year period ended December 31, 2016; (iii) Consolidated Balance Sheets at December 31, 2016 and December 31, 2015; (iv) Consolidated Statements of Cash Flows for each year in the three year period ended December 31, 2016; (v) Consolidated Statements of Changes in Equity for each year in the three year period ended December 31, 2016; and (vi) Notes to Consolidated Financial Statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LEGGETT & PLATT, INCORPORATED

Date: November 8, 2017	By:	/s/ SCOTT S. DOUGLAS
Scott S. Douglas Senior Vice President – General Counsel & Secretary

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